Exhibit 99.1

SandRidge Energy, Inc. Reports Financial and Operational Results for First Quarter of 2017

Oklahoma City, Oklahoma, May 10, 2017 – SandRidge Energy, Inc. (the “Company” or “SandRidge”) (NYSE:SD) today announced financial and operational results for the quarter ended March 31, 2017. Additionally, the Company will host a conference call to discuss these results on May 11 at 8:00 a.m. CT (877-201-0168, International: 647-788-4901 – passcode: 4580429). Presentation slides will be available on the Company’s website, www.sandridgeenergy.com, under Investor Relations/Events.

The Company reported net income of $51 million, or $1.90 per share, and net cash from operating activities of $64 million for the first quarter of 2017. When adjusting these reported amounts for items that are typically excluded by the investment community on the basis that such items affect the comparability of results, the Company’s “adjusted net income” amounted to $21 million, or $0.78 per share, and “adjusted operating cash flow” totaled $53 million. Earnings before interest, income taxes, depreciation, depletion, and amortization, adjusted for certain other items, otherwise referred to as “adjusted EBITDA” for the first quarter was $56 million.(1)

Production for the quarter was 4.0 MMBoe (28% oil, 22% NGLs and 50% natural gas). The Company’s Mid-Continent assets produced approximately 92% of total production (23% oil), while the North Park Basin (NPB) of Colorado provided 4% (100% oil) and the Permian Basin 3% (82% oil). The Company had one active rig drilling in the NW STACK area of Oklahoma for most of the first quarter, and added a second rig there in mid-March. Near term drilling will focus on the NW STACK and North Park Basin Niobrara, which produce oil in excess of 50% and 90% of total production, respectively. With more wells being drilled and brought to sales throughout the year in these two plays, crude oil, as a proportion of total production, is expected to increase from 28% in the first quarter to over 30% in the fourth quarter of 2017.

Total lifting costs during the quarter were $7.08 per boe, including lease operating expenses of $6.28 per boe. The Company continues to gain operating efficiencies with a recent focus on chemical treatment optimization and electrical power contract pricing. Decreases in overall expenses were partly offset by above average costs in Colorado due to severe winter weather.

James Bennett, SandRidge President and CEO said, “Motivated by our recent successes in the NW STACK, we now have two rigs developing the Meramec in Major, Woodward and Garfield Counties, where we have 70,000 net acres. Low cost drilling, operational efficiencies and innovations established in our Mississippian program will benefit us as they are applied across our portfolio. Our Colorado North Park Basin drilling will resume at midyear with one rig. Plans there include more Niobrara extended laterals and drilling on our newly established 24,000 acre Federal Unit. The development of our oil-weighted NW STACK and North Park Basin Niobrara projects is creating material resource value and will drive oil production growth later in 2017. Supported by the flexibility of our unlevered balance sheet and $550 million of liquidity, we believe SandRidge has a compelling multiyear story.”

Highlights during the first quarter include:

$51 Million of Net Income and $56 Million of Adjusted EBITDA

$41 Million of Capex During the Quarter (Excluding Previously Disclosed ~13,100 Net Acre NW STACK Acquisition)

Incremental Leasehold Additions Totaling 10,000 Net Acres Bring NW STACK Position to 70,000 Net Acres

Two Rigs Targeting Meramec in NW STACK

Q1’17 Production of 4.0 MMBoe (28% Oil, 22% NGLs and 50% Natural Gas)

Mississippian Full Section Development Multilateral (Three Lateral Equivalent), the Hawk Haven 2710 1-22H, Produced Combined 30-Day IP of 1,248 Boepd (47% Oil) at Drilling and Completion Costs of $5.5 Million or $1.8 Million per Lateral

(1)	The Company has defined and reconciled certain Non-GAAP financial measures including adjusted net income, adjusted operating cash flow, adjusted EBITDA, and current net debt, to the most directly comparable GAAP financial measures in supporting tables at the conclusion of this press release under the “Non-GAAP Financial Measures” beginning on page 13.

2017 Capital Budget

The Company is reiterating prior capital spending guidance, expecting to invest between $210 and $220 million in 2017. This level of activity supports projected oil production growth in the second half of 2017. Depending on well results and commodity pricing, capital spending plans may be revised later in the year.

Two drilling rigs are currently active in the NW STACK play in Major, Woodward and Garfield Counties, Oklahoma. The Company plans to drill 22 gross laterals (17 net) in the Meramec and six laterals (gross and net) in the North Park Niobrara during 2017, predominantly drilling extended reach laterals.

Mid-Continent Assets in Oklahoma

•	First quarter production of 3.7 MMBoe, (40.8 MBoepd, 23% oil, 24% NGLs, 53% natural gas)

•	Drilled two laterals in the first quarter and brought three laterals online

•	Incremental leasehold additions totaling 10,000 net acres bring current NW STACK position to 70,000 net acres

•	Mississippian full section development multilateral, the Hawk Haven 2710 1-22H, produced a combined 30-Day IP of 1,248 Boepd or 416 Boepd per lateral equivalent (47% oil), drilled and completed for $5.5 million ($1.8 million per lateral)

•	Currently running two rigs targeting Meramec in NW STACK

•	Four Meramec extended reach wells currently in progress: one flowing back, one completing and two drilling

•	Acquired rights to 329 square mile 3D seismic survey to further enhance NW STACK reservoir characterization

SandRidge is well established as the low-cost driller of Mississippian wells and expects to transfer capabilities and best practices, including ongoing application of extended reach lateral drilling, to become a low-cost leader in the adjacent NW STACK play as well.

Drilling activity has continued on Meramec targets following the success of the previously announced Medill 1-27H well in Major County, Oklahoma (30-Day IP of 925 Boepd, 77% oil and currently producing ~460 Boepd, with cumulative production of 99 MBoe after 140 days, 99% above type curve).

Additional wells were spud and drilling continued at the end of the quarter in Major County, including the Campbell 2015 1-26H23H, the Company’s first Meramec extended reach well drilled in Major County, offset to the Medill. Drilling was also underway in Garfield County with the Landrum 2305 1-30H31H, a Meramec extended reach well near existing SandRidge Meramec and Osage production. Both of these wells should have 30-Day initial production rates reported in the second quarter.

The Adams 2122 1-16H9H extended reach well targeting the Meramec in Woodward County was undergoing completion operations at the end of the first quarter, with a 30-Day initial production rate to be reported in the second quarter earnings release.

During the first quarter, the Company acquired ~13,100 net acres and 700 Boepd of production in the NW STACK of Oklahoma for $48 million of cash. The first new well on the acquired acreage will be spud during the second quarter of 2017.

Niobrara Asset in North Park Basin, Jackson County, Colorado

•	First quarter production of 173 MBo (1.9 MBopd)

•	Drilling activity to resume at midyear with current plans to have one rig targeting multiple Niobrara benches

•	Average cumulative oil production as of May 4 from all wells drilled in 2016 exceeds type curve by 11%

•	First “C” bench well, the Hebron 4-18H, (30-Day IP of 539 Boepd, 92% oil) produced cumulative oil of 70 MBo after 170 producing days. This volume is 32% higher than type curve and is the strongest single lateral of the 2016 program.

•	Peterson Ridge and Rabbit Ears 3D seismic survey completed (61 square miles), increasing total NPB 3D seismic coverage to 115 square miles

•	Extension of current oil transportation and marketing agreement continues ~$3.15/ bbl WTI differential through the end of 2018

North Park Basin drilling activity will resume midyear with three extended reach wells planned (equivalent to six laterals). In addition to continued “D” bench development, the Company will drill an extended lateral well targeting the “C” bench following excellent results from the Hebron 4-18H, the first “C” bench single lateral well drilled in 2016. The Hebron 4-18H, the Company’s most productive single lateral in 2016, yielded a 30-Day IP of 539 Boepd, 92% of which was oil, and 70 MBo in its first six months of production, 32% above type curve. 2017 drilling will also include a Niobrara well in the newly established 24,000 net acre Rabbit Ears Federal Unit and the Company’s first well targeting the thick B bench of the Niobrara.

Following encouraging results from the Company’s 2016 drilling program, specific technical goals have been developed for the 2017 program to enhance reservoir characterization with the integration of newly acquired 3D seismic data, coring of multiple Niobrara benches and expanded logging suites.

The Company is currently assessing in-field gas processing (such as the use of mechanical refrigeration units), gas-to-liquids and gas reinjection, with the potential to generate additional revenue streams and reduce combusted gas volumes.

Other Operational Activities

During the first quarter, Permian Central Basin Platform properties produced 136 MBoe (1.5 MBoepd, 82% oil, 11% NGLs, 7% natural gas).

Key Financial Highlights and Results

First Quarter Results

•	Net Income of $51 million, or $1.90 per share, for first quarter 2017 compared to a $324 million loss in first quarter of 2016

•	Adjusted EBITDA was $56 million for first quarter 2017 compared to $42 million in first quarter 2016, pro forma for divestitures

•	Adjusted net income of $21 million, or $0.78 per share, for first quarter 2017 compared to an adjusted net loss of $81 million in first quarter 2016

•	Net cash provided from operating activities of $64 million for first quarter of 2017 compared to $163 million used in first quarter of 2016

•	Adjusted operating cash flow of $53 million for first quarter 2017 compared to negative $111 million in first quarter 2016

Capitalization & Liquidity

•	35.9 million shares outstanding

•	$600 million reserve-based credit facility with $425 million borrowing base

•	Liquidity of $554 million including $137 million of cash and $417 million capacity under the credit facility, net of outstanding letters of credit

•	Outstanding debt consists of a $38 million note secured by the Company’s real estate, resulting in zero current net debt

Entering into the new credit facility in February 2017 triggered the release of $50 million of cash held in escrow to the Company and the conversion of all of the $264 million outstanding mandatorily convertible notes into approximately 14.1 million shares of the Company’s common stock.

Hedging

Unchanged from the previous reporting period, in 2017 the Company has approximately 3.3 million barrels of oil hedged at an average WTI price of $52.24 as well as 32.9 billion cubic feet of natural gas hedged at an average price of $3.20 per MMBtu. 2017 oil hedges represent 80% of the midpoint of current oil volume guidance. 2017 gas hedges represent 77% of the midpoint of current gas volume guidance.

For 2018, the Company has approximately 1.8 million barrels of oil hedged at an average WTI price of $55.34. Subsequent to the first quarter, 9.1 billion cubic feet of natural gas swaps were added, bringing the total to approximately 12.8 billion cubic feet of natural gas hedged at an average price of $3.16 per MMBtu in 2018.

Conference Call Information

The Company will host a conference call to discuss these results on Thursday, May 11, 2017 at 8:00 am CDT. The telephone number to access the conference call from within the U.S. is (877) 201-0168 and from outside the U.S. is (647) 788-4901. The passcode for the call is 4580429. An audio replay of the call will be available from May 11, 2017 until 11:59 pm CDT on June 11, 2017. The number to access the conference call replay from within the U.S. is (800) 585-8367 and from outside the U.S. is (416) 621-4642. The passcode for the replay is 4580429.

A live audio webcast of the conference call will also be available via SandRidge’s website, www.sandridgeenergy.com, under Investor Relations/Events. The webcast will be archived for replay on the Company’s website for 30 days.

2017 Capital Expenditure and Operational Guidance

Presented below is the Company’s capital expenditure and operational guidance for 2017. This information is unchanged from the initial release on February 22, 2017.

Total Company
Projection as of May 10, 2017
Production
Oil (MMBbls)	4.0 - 4.2
Natural Gas Liquids (MMBbls)	3.0 - 3.2

Total Liquids (MMBbls)	7.0 - 7.4
Natural Gas (Bcf)	42.0 - 43.5

Total (MMBoe)	14.0 - 14.7

Price Realization
Oil (differential below NYMEX WTI)	$2.75
Natural Gas Liquids (realized % of NYMEX WTI)	26%
Natural Gas (differential below NYMEX Henry Hub)	$1.00

Costs per Boe
LOE	$8.00 - $9.00
Adjusted G&A - Cash[1]	$4.25 - $4.50

% of Revenue
Production Taxes	2.75% - 3.00%

Capital Expenditures ($ in millions)

Drilling and Completion
Mid-Continent	$65 - $70
North Park Basin	20 - 25
Other[2]	24

Total Drilling and Completion	$109 - $119

Other E&P
Land, G&G, and Seismic	$40
Infrastructure[3]	7
Workover	37
Capitalized G&A and Interest	15

Total Other Exploration and Production	$99

General Corporate	2

Total Capital Expenditures (excluding acquisitions and plugging and abandonment)	$210 - $220

1)	Adjusted G&A – Cash is a non-GAAP financial measure as it excludes from G&A non-cash compensation, severance, bad debt allowance, and other non-recurring items. The most directly comparable GAAP measure for Adjusted G&A – cash is General and Administrative Expense. Information to reconcile this non-GAAP financial measure to the most directly comparable GAAP financial measure is not available at this time, as management is unable to forecast the excluded items for future periods.
2)	2016 Carryover, Coring, and Non-Op
3)	Facilities – Electrical, SWD, Gathering, Pipeline ROW

Operational and Financial Statistics

Upon emergence from Chapter 11 reorganization, the Company elected to adopt fresh start accounting effective October 1, 2016. As a result of the application of fresh start accounting and the effects of the implementation of the plan of reorganization, the financial statements on or after October 1, 2016 will not be comparable with the financial statements prior to that date. References to the “Successor” refer to SandRidge subsequent to adoption of fresh start accounting. References to the “Predecessor” refer to SandRidge prior to adoption of fresh start accounting.

Information regarding the Company’s production, pricing, costs and earnings is presented below:

	Successor	Predecessor
	Three Months Ended March 31, 2017	Three Months Ended March 31, 2016
Production - Total
Oil (MBbl)	1,134	1,625
NGL (MBbl)	887	1,111
Natural gas (MMcf)	11,766	16,509
Oil equivalent (MBoe)	3,982	5,488
Daily production (MBoed)	44.2	60.3

Production - Mid-Continent
Oil (MBbl)	851	1,430
NGL (MBbl)	872	1,093
Natural gas (MMcf)	11,706	15,856
Oil equivalent (MBoe)	3,673	5,166
Daily production (MBoed)	40.8	56.8

Average price per unit
Realized oil price per barrel - as reported	$49.19	$27.95
Realized impact of derivatives per barrel	0.27	15.98

Net realized price per barrel	$49.46	$43.93

Realized NGL price per barrel - as reported	$16.27	$10.73
Realized impact of derivatives per barrel	—	—

Net realized price per barrel	$16.27	$10.73

Realized natural gas price per Mcf - as reported	$2.37	$1.64
Realized impact of derivatives per Mcf	(0.08)	(0.03)

Net realized price per Mcf	$2.29	$1.61

Realized price per Boe - as reported	$24.65	$15.37

Net realized price per Boe - including impact of derivatives	$24.49	$20.03

Average cost per Boe
Lease operating (1)	$6.28	$8.62
Production taxes	0.80	0.31
General and administrative
General and administrative, excluding stock-based compensation	$4.19	$11.48
Stock-based compensation	0.82	2.06

Total general and administrative	$5.01	$13.54
General and administrative - adjusted
General and administrative, excluding stock-based compensation (2)	$3.43	$4.26
Stock-based compensation (3)	0.82	0.58

Total general and administrative - adjusted	$4.25	$4.84
Depletion (4)	$6.78	$6.18

Lease operating cost per Boe
Mid-Continent	$4.86	$7.32

Earnings per share
Earnings (loss) per share applicable to common stockholders
Basic	$1.90	$(0.47)
Diluted	$1.90	$(0.47)
Adjusted net income per share available to common stockholders
Basic	$0.78	$(0.14)
Diluted	$0.78	$(0.10)
Weighted average number of shares outstanding (in thousands)
Basic	26,801	689,784
Diluted (5)	26,801	815,750

(1)	Transportation costs are presented as a reduction of revenue by the Successor Company compared to the Predecessor Company’s presentation of these costs as lease operating expenses.
(2)	Excludes restructuring costs and severance totaling $3.0 million for the three-month period ended March 31, 2017. Excludes doubtful receivable write-off, severance, restructuring costs and various other insignificant costs totaling $39.6 million for the three-month period ended March 31, 2016.
(3)	Three-month period ended March 31, 2016 excludes $8.1 million for employee incentive and retention and the acceleration of certain stock awards.
(4)	Includes accretion of asset retirement obligation.
(5)	Includes shares considered antidilutive for calculating earnings per share in accordance with GAAP for certain periods presented.

Capital Expenditures

The table below summarizes the Company’s capital expenditures for the three-month periods ended March 31, 2017 and 2016:

	Successor	Predecessor
	Three Months Ended March 31, 2017	Three Months Ended March 31, 2016
	(in thousands)
Drilling and production
Mid-Continent	$19,679	$42,086
Rockies	4,323	12,437
Other	24	214

	24,026	54,737
Leasehold and geophysical
Mid-Continent	11,627	(6,979)
Rockies	3,051	72
Other	323	1,950

	15,001	(4,957)
Inventory	(94)	764
Total exploration and development	38,933	50,544

Other - operating	397	1,230
Other - corporate	1,402	1,707

Total capital expenditures, excluding acquisitions	40,732	53,481

Acquisitions	48,073	95

Total capital expenditures	$88,805	$53,576

Capital Expenditures (Guidance Category Detail)

The table below presents actual results of the Company’s capital expenditures for the three-month period ended March 31, 2017 at the same level of detail as its full year capital expenditure guidance.

Three Months Ended March 31, 2017
(in thousands)
Drilling and Completion
Mid-Continent	$4,511
North Park Basin	134
Other[1]	10,942

Total Drilling and Completion	$15,587

Other E&P
Land, G&G, and Seismic	$13,543
Infrastructure[2]	1,142
Workovers	6,172
Capitalized G&A and Interest	2,886

Total Other Exploration and Production	$23,743
General Corporate	$1,402
Total Capital Expenditures	$40,732

(excluding acquisitions and plugging and abandonment)

1)	2016 Carryover, Coring, and Non-Op
2)	Facilities – Electrical, SWD, Gathering, Pipeline ROW

Derivative Contracts

Subsequent to March 31, 2017, the Company entered into additional gas swap contracts for the calendar year 2018. The table below sets forth the Company’s consolidated oil and natural gas price swaps for 2017 and 2018 as of May 10, 2017:

	Quarter Ending				FY 2017
	3/31/2017	6/30/2017	9/30/2017	12/31/2017
Oil (MMBbls):
Swap Volume	0.81	0.82	0.83	0.83	3.29
Swap	$52.24	$52.24	$52.24	$52.24	$52.24
Natural Gas (Bcf):
Swap Volume	8.10	8.19	8.28	8.28	32.85
Swap	$3.20	$3.20	$3.20	$3.20	$3.20

	3/31/2018	6/30/2018	9/30/2018	12/31/2018	FY 2018
Oil (MMBbls):
Swap Volume	0.45	0.46	0.46	0.46	1.83
Swap	$55.34	$55.34	$55.34	$55.34	$55.34
Natural Gas (Bcf):
Swap Volume	4.50	2.73	2.76	2.76	12.75
Swap	$3.25	$3.11	$3.11	$3.11	$3.16

Capitalization

The Company’s capital structure as of March 31, 2017 and December 31, 2016 is presented below:

	March 31, 2017	December 31, 2016
	(in thousands)
Cash, cash equivalents and restricted cash	$153,839	$174,071

Credit facility	$—	$—
Building note	37,516	36,528
Mandatorily convertible 0% notes	—	268,780

Total debt	37,516	305,308
Stockholders’ equity
Common stock	34	20
Warrants	88,381	88,381
Additional paid-in capital	1,029,668	758,498
Accumulated deficit	(283,174)	(333,982)

Total SandRidge Energy, Inc. stockholders’ equity	834,909	512,917

Total capitalization	$872,425	$818,225

SandRidge Energy, Inc. Condensed Consolidated Statements of Operations (Unaudited)

(In thousands, except per share amounts)

	Successor	Predecessor
	Three Months Ended March 31, 2017	Three Months Ended March 31, 2016
Revenues
Oil, natural gas and NGL	$98,149	$84,375
Other	201	5,957

Total revenues	98,350	90,332

Expenses
Production	25,023	47,282
Production taxes	3,176	1,708
Depreciation and depletion - oil and natural gas	24,571	32,326
Depreciation and amortization - other	3,837	6,835
Accretion of asset retirement obligations	2,409	1,588
Impairment	2,531	110,114
General and administrative	19,938	74,278
Gain on derivative contracts	(34,183)	(2,808)
Loss on settlement of contract	—	89,092
Other operating expense	268	3,472

Total expenses	47,570	363,887

Income (loss) from operations	50,780	(273,555)

Other (expense) income
Interest expense	(939)	(81,151)
Gain on extinguishment of debt	—	41,331
Other income, net	970	153

Total other income (expense)	31	(39,667)

Income (loss) before income taxes	50,811	(313,222)
Income tax expense	3	4

Net income (loss)	50,808	(313,226)
Preferred stock dividends	—	10,881

Income available (loss applicable) to SandRidge Energy, Inc. common stockholders	$50,808	$(324,107)

Earnings (loss) per share
Basic	$1.90	$(0.47)

Diluted	$1.90	$(0.47)

Weighted average number of common shares outstanding
Basic	26,801	689,784

Diluted	26,801	689,784

SandRidge Energy, Inc. Condensed Consolidated Balance Sheets (Unaudited)

(In thousands)

	March 31, 2017	December 31, 2016
ASSETS
Current assets
Cash and cash equivalents	$150,998	$121,231
Restricted cash - collateral	—	50,000
Restricted cash - other	2,841	2,840
Accounts receivable, net	56,711	74,097
Derivative contracts	1,212	—
Prepaid expenses	3,684	5,375
Other current assets	11,952	3,633

Total current assets	227,398	257,176

Oil and natural gas properties, using full cost method of accounting
Proved	882,946	840,201
Unproved	110,941	74,937
Less: accumulated depreciation, depletion and impairment	(377,280)	(353,030)

	616,607	562,108

Other property, plant and equipment, net	245,818	255,824
Derivative contracts	5,441	—
Other assets	1,933	6,284

Total assets	$1,097,197	$1,081,392

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$105,939	$116,517
Derivative contracts	1,545	27,538
Asset retirement obligations	67,015	66,154
Other current liabilities	7,167	3,497

Total current liabilities	181,666	213,706

Long-term debt	37,516	305,308
Derivative contracts	—	2,176
Asset retirement obligations	41,364	40,327
Other long-term obligations	1,742	6,958

Total liabilities	262,288	568,475

Commitments and contingencies
Stockholders’ Equity
Common stock, $0.001 par value; 250,000 shares authorized; 35,855 issued and outstanding at March 31, 2017 and 21,042 issued and 19,635 outstanding at December 31, 2016	34	20
Warrants	88,381	88,381
Additional paid-in capital	1,029,668	758,498
Accumulated deficit	(283,174)	(333,982)

Total stockholders’ equity	834,909	512,917

Total liabilities and stockholders’ equity	$1,097,197	$1,081,392

SandRidge Energy, Inc. Condensed Consolidated Cash Flows (Unaudited)

(In thousands)

	Successor	Predecessor
	Three Months Ended March 31, 2017	Three Months Ended March 31, 2016
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$50,808	$(313,226)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities
Provision for doubtful accounts	—	16,701
Depreciation, depletion and amortization	28,408	39,161
Accretion of asset retirement obligations	2,409	1,588
Impairment	2,531	110,114
Debt issuance costs amortization	78	3,350
Amortization of premiums and discounts on debt	(75)	2,013
Gain on extinguishment of debt	—	(41,331)
Gain on debt derivatives	—	(1,324)
Cash paid for early conversion of convertible notes	—	(33,452)
Gain on derivative contracts	(34,183)	(2,808)
Cash (paid) received on settlement of derivative contracts	(638)	25,536
Loss on settlement of contract	—	89,092
Cash paid on settlement of contract	—	(11,000)
Stock-based compensation	3,261	6,753
Other	360	(1,791)
Changes in operating assets and liabilities increasing (decreasing) cash	11,277	(52,020)

Net cash provided by (used in) operating activities	$64,236	$(162,644)

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures for property, plant and equipment	(43,686)	(70,546)
Acquisition of assets	(48,073)	(95)
Proceeds from sale of assets	10,203	3,172

Net cash used in investing activities	(81,556)	(67,469)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from borrowings	—	488,900
Debt issuance costs	(1,488)	(296)
Purchase of treasury stock	(1,424)	(37)

Net cash (used in) provided by financing activities	(2,912)	488,567

NET (DECREASE) INCREASE IN CASH, CASH EQUIVALENTS and RESTRICTED CASH	(20,232)	258,454
CASH, CASH EQUIVALENTS and RESTRICTED CASH, beginning of year	174,071	435,588

CASH, CASH EQUIVALENTS and RESTRICTED CASH, end of period	$153,839	$694,042

Supplemental Disclosure of Noncash Investing and Financing Activities
Cumulative effect of adoption of ASU 2015-02	$—	$(247,566)
Property, plant and equipment transferred in settlement of contract	$—	$(215,635)
Change in accrued capital expenditures	$2,954	$17,065
Equity issued for debt	$(268,779)	$(4,409)

Non-GAAP Financial Measures

Adjusted operating cash flow, adjusted EBITDA, pro forma adjusted EBITDA, adjusted net loss, and net debt are non-GAAP financial measures.

The Company defines adjusted operating cash flow as net cash provided by (used in) operating activities before changes in operating assets and liabilities. It defines EBITDA as net income (loss) before income tax expense, interest expense and depreciation, depletion and amortization and accretion of asset retirement obligations. Adjusted EBITDA, as presented herein, is EBITDA excluding asset impairment, gain on derivative contracts, cash (paid) received upon settlement of derivative contracts, loss on settlement of contract, severance, oil field services – exit costs, gain on extinguishment of debt, restructuring costs and other various items (including non-cash portion of stock-based compensation). Pro forma adjusted EBITDA, as presented herein, is adjusted EBITDA excluding adjusted EBITDA attributable to properties or subsidiaries sold during the period.

Adjusted operating cash flow and adjusted EBITDA are supplemental financial measures used by the Company’s management and by securities analysts, investors, lenders, rating agencies and others who follow the industry as an indicator of the Company’s ability to internally fund exploration and development activities and to service or incur additional debt. The Company also uses these measures because adjusted operating cash flow and adjusted EBITDA relate to the timing of cash receipts and disbursements that the Company may not control and may not relate to the period in which the operating activities occurred. Further, adjusted operating cash flow and adjusted EBITDA allow the Company to compare its operating performance and return on capital with those of other companies without regard to financing methods and capital structure. These measures should not be considered in isolation or as a substitute for net cash provided by operating activities prepared in accordance with generally accepted accounting principles (“GAAP”). Adjusted EBITDA should not be considered as a substitute for net income, operating income, cash flows from operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP. Adjusted EBITDA excludes some, but not all, items that affect net income and operating income and these measures may vary among other companies. Therefore, the Company’s adjusted EBITDA may not be comparable to similarly titled measures used by other companies.

Management also uses the supplemental financial measure of adjusted net income (loss), which excludes asset impairment, (loss) gain on derivative contracts, cash (paid) received on settlement of derivative contracts, loss on settlement of contract, severance, oil field services – exit costs, gain on extinguishment of debt, restructuring costs, employee incentive and retention and other non-cash items from loss applicable to common stockholders. Management uses this financial measure as an indicator of the Company’s operational trends and performance relative to other oil and natural gas companies and believes it is more comparable to earnings estimates provided by securities analysts. Adjusted net income (loss) is not a measure of financial performance under GAAP and should not be considered a substitute for loss applicable to common stockholders.

The Company also uses the term net debt to determine the extent to which the Company’s outstanding debt obligations would be satisfied by its cash and cash equivalents on hand. Management believes this metric is useful to investors in determining the Company’s current leverage position following recent significant events subsequent to the period.

The tables below reconcile the most directly comparable GAAP financial measures to operating cash flow, EBITDA and adjusted EBITDA and adjusted net loss.

Reconciliation of Cash Provided by (Used in) Operating Activities to Adjusted Operating Cash Flow

	Successor	Predecessor
	Three Months Ended March 31, 2017	Three Months Ended March 31, 2016
	(in thousands)
Net cash provided by (used in) operating activities	$64,236	$(162,644)
Changes in operating assets and liabilities	(11,277)	52,020

Adjusted operating cash flow	$52,959	$(110,624)

Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA

	Successor	Predecessor
	Three Months Ended March 31, 2017	Three Months Ended March 31, 2016
	(in thousands)
Net income (loss)	$50,808	$(313,226)

Adjusted for
Income tax expense	3	4
Interest expense	1,142	81,727
Depreciation and amortization - other	3,837	6,835
Depreciation and depletion - oil and natural gas	24,571	32,326
Accretion of asset retirement obligations	2,409	1,588

EBITDA	82,770	(190,746)

Asset impairment	2,531	110,114
Stock-based compensation	3,261	1,700
Gain on derivative contracts	(34,183)	(2,808)
Cash (paid) received upon settlement of derivative contracts	(638)	25,536
Loss on settlement of contract	—	89,092
Severance	400	17,924
Oil field services - exit costs	—	2,278
Gain on extinguishment of debt	—	(41,331)
Restructuring costs	2,607	8,347
Employee incentive and retention	—	4,530
Other	(1,030)	15,162

Adjusted EBITDA	$55,718	$39,798

Less: EBITDA attributable to WTO properties (2016)	—	1,990
Pro forma adjusted EBITDA	$55,718	$41,788

Reconciliation of Cash Provided by (Used in) Operating Activities to Adjusted EBITDA

	Successor	Predecessor
	Three Months Ended March 31, 2017	Three Months Ended March 31, 2016
	(in thousands)
Net cash provided by (used in) operating activities	$64,236	$(162,644)

Changes in operating assets and liabilities	(11,277)	52,020
Interest expense	1,142	81,727
Cash paid on early conversion of convertible notes	—	33,452
Cash paid on settlement of contract	—	11,000
Severance (1)	400	12,870
Oil field services - exit costs (1)	—	2,278
Restructuring costs	2,607	8,347
Employee incentive and retention	—	4,530
Other	(1,390)	(3,782)

Adjusted EBITDA	$55,718	$39,798

(1)	Excludes associated stock-based compensation.

Reconciliation of Net Income Available (Loss Applicable) to Common Stockholders to Adjusted Net Income Available (Loss Applicable) to Common Stockholders

	Successor	Predecessor
	Three Months Ended March 31, 2017	Three Months Ended March 31, 2016
	(in thousands)
Income available (loss applicable) to common stockholders	$50,808	$(324,107)
Asset impairment	2,531	110,114
Gain on derivative contracts	(34,183)	(2,808)
Cash (paid) received upon settlement of derivative contracts	(638)	25,536
Loss on settlement of contract	—	89,092
Severance	400	17,924
Oil field services - exit costs	—	2,278
Gain on extinguishment of debt	—	(41,331)
Restructuring costs	2,607	8,347
Employee incentive and retention	—	4,530
Other	(637)	14,351

Adjusted net income (loss applicable) to common stockholders	20,888	(96,074)
Preferred stock dividends	—	10,881
Effect of convertible debt, net of income taxes	—	3,912

Total adjusted net income (loss)	$20,888	$(81,281)

Weighted average number of common shares outstanding
Basic	26,801	689,784
Diluted (1)	26,801	815,750
Total adjusted net income (loss)
Per share - basic	$0.78	$(0.14)

Per share - diluted	$0.78	$(0.10)

(1)	Weighted average fully diluted common shares outstanding for certain periods presented includes shares that are considered antidilutive for calculating earnings per share in accordance with GAAP.

For further information, please contact:

Duane M. Grubert

EVP – Investor Relations and Strategy

SandRidge Energy, Inc.

123 Robert S. Kerr Avenue

Oklahoma City, OK 73102-6406

(405) 429-5515

Cautionary Note to Investors – This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, but not limited to, the information appearing under the heading “Operational Guidance.” These statements express a belief, expectation or intention and are generally accompanied by words that convey projected future events or outcomes. The forward-looking statements include projections and estimates of the Company’s corporate strategies, future operations, drilling plans, oil, and natural gas and natural gas liquids production, price realizations and differentials, hedging program, operating, general and administrative and other costs, capital expenditures, tax rates, efficiency and cost reduction initiative outcomes, infrastructure assessment and investment, and development plans and appraisal programs. We have based these forward-looking statements on our current expectations and assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate under the circumstances. However, whether actual results and developments will conform with our expectations and predictions is subject to a number of risks and uncertainties, including the volatility of oil and natural gas prices, our success in discovering, estimating, developing and replacing oil and natural gas reserves, actual decline curves and the actual effect of adding compression to natural gas wells, the availability and terms of capital, the ability of counterparties to transactions with us to meet their obligations, our timely execution of hedge transactions, credit conditions of global capital markets, changes in economic conditions, the amount and timing of future development costs, the availability and demand for alternative energy sources, regulatory changes, including those related to carbon dioxide and greenhouse gas emissions, and other factors, many of which are beyond our control. We refer you to the discussion of risk factors in Part I, Item 1A – “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2016 and in comparable “Risk Factor” sections of our Quarterly Reports on Form 10-Q filed after such form 10-K. All of the forward-looking statements made in this press release are qualified by these cautionary statements. The actual results or developments anticipated may not be realized or, even if substantially realized, they may not have the expected consequences to or effects on our Company or our business or operations. Such statements are not guarantees of future performance and actual results or developments may differ materially from those projected in the forward-looking statements. We undertake no obligation to update or revise any forward-looking statements.

SandRidge Energy, Inc. (NYSE: SD) is an oil and natural gas exploration and production company headquartered in Oklahoma City, Oklahoma with its principal focus on developing high-return, growth-oriented projects in the U.S. Mid-Continent and Niobrara Shale.